                                                                     EXHIBIT 8.1


               [Letterhead of Heller Ehrman White & McAuliffe LLP]


                                October 30, 2002


                                                             Main (415) 772-6000
                                                              Fax (415) 772-6268


Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, British Columbia
CANADA V6A 1B6

Ladies and Gentlemen:

         This opinion is delivered to you in connection with the preparation and filing of a Form F-4 Registration Statement filed pursuant to the Merger by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia ("Angiotech"), Chardonnay Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Angiotech ("Merger Sub"), and Cohesion Technologies, Inc., a Delaware corporation ("Cohesion"). Except as otherwise provided, capitalized terms used but not defined herein have the meanings set forth in the Agreement. All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as United States tax counsel to Angiotech and Merger Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof), the truth and accuracy at all relevant times (including without limitation the Effective Time) of the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a)      the Agreement;

         (b) those tax representation letters delivered to us by Angiotech, Merger Sub and Cohesion pursuant to the Agreement (the "Tax Representation Letters");

[HELLER EHRMAN LOGO]                             Angiotech Pharmaceuticals, Inc.
                                                                October 30, 2002
                                                                          Page 2


         (c) the Registration Statement on Form F-4 filed by Angiotech on or about October 30, 2002 with the Securities and Exchange Commission; and

         (d) such other instruments and documents related to the formation, organization, and operation of Angiotech and Merger Sub, and related to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         (a) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) all representations, warranties, and statements made or agreed to by Angiotech, Merger Sub, and Cohesion in connection with the Merger, including but not limited to those set forth or described in the Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters, are true and accurate at all relevant times;

         (c) all covenants contained in the Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) the Merger and the ownership of Merger Sub and Cohesion will be reported by Angiotech, Merger Sub, and Cohesion on their respective United States and Canadian federal income tax returns in a manner consistent with the opinion set forth below;

         (e) any representation or statement qualified with reference to the "knowledge" or intention of a person is correct without such qualification;

         (f) the Registration Statement, the Agreement, and the Tax Representation Letters reflect all the material facts relating to the Merger, Angiotech, Merger Sub, and Cohesion; and

         (g) the Certificate of Merger will be accepted for filing by the Secretary of State of the State of Delaware.

         Based on the above, the discussion entitled "The Merger - Material United States Federal Income Tax Consequences of the Merger" contained in the Registration Statement, as limited by the qualifications in that section and insofar as it relates to statements of law and legal conclusions, accurately sets forth the material United States federal income tax considerations generally applicable to the Merger.

[HELLER EHRMAN LOGO]                             Angiotech Pharmaceuticals, Inc.
                                                                October 30, 2002
                                                                          Page 3


         This opinion is rendered to you in connection with Angiotech's filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our express written consent. In addition, this opinion letter may not be relied upon or furnished to any other person, firm, corporation or entity without our prior written consent, provided, however, that Cohesion stockholders who exchange their Cohesion stock for Angiotech stock in the Merger may rely upon this opinion.

         We consent to the reference to our firm under the captions "Material United States Federal Income Tax Consequences of the Merger" and "Legal Matters" included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,




                                        /s/  HELLER EHRMAN WHITE & McAULIFFE LLP